                              PARTICIPATION AGREEMENT

       THIS AGREEMENT is made and entered into this 12th day of December, 1997 by and between STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY, an Illinois corporation (the "Company"), on its own behalf and on behalf of the segregated asset accounts of the Company set forth on Schedule A attached hereto (each, an "Account"; collectively, the "Accounts"), STATE FARM VARIABLE PRODUCT TRUST, a Delaware business trust (the "Trust"), and STATE FARM INVESTMENT MANAGEMENT CORP., a Delaware corporation ("SFIM").

       WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

       WHEREAS, the Trust issues shares of beneficial interest (the "Shares") registered under the Securities Act of 1933, as amended (the "1933 Act") pursuant to a registration statement initially filed with the Securities and Exchange Commission on February 27, 1997, as amended from time to time (the "Registration Statement");

       WHEREAS, the Trust has established six separate series of Shares, each corresponding to a separate investment portfolio having its own investment objective, and may establish additional series of Shares in the future (such existing and future series are collectively referred to herein as the "Funds");

       WHEREAS, the Trust is available to act as the investment vehicle for the Accounts, and other separate accounts established in connection with variable life insurance policies and variable annuity contracts issued by the Company and its affiliates (the "Contracts");

       WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the Board of Directors of the Company, to set aside and invest assets attributable to the Contracts that are allocated to the Accounts (the Contracts and the Accounts covered by this agreement, and the corresponding Funds covered by this agreement in which the Accounts invest, are specified in Schedule A attached hereto as may be modified from time to time);

       WHEREAS, the Company has registered the Accounts as unit investment trusts under the 1940 Act;

       WHEREAS, SFIM, the Trust's investment adviser and principal underwriter, is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and all applicable state securities laws, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and


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       WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Trust, either directly or in conjunction with SFIM as its principal underwriter, intends to make a continuous offering of its shares at net asset value, and the Company has and intends to purchase the shares of the Funds on behalf of the Accounts to fund the Contracts;

       NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, and SFIM agree as follows:

                                     ARTICLE 1
                                SALE OF TRUST SHARES

              1.1 The Trust and SFIM agree to sell to the Company those shares of the Trust which the Accounts order, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust, SFIM, or their designee for the order of the shares of the Trust. For purposes of this
Section 1.1, the Company shall be the Trust's and SFIM's designee for receipt of such orders from Contract owners and receipt by the Company shall constitute receipt by the Trust and SFIM; PROVIDED, that either the Trust or SFIM receives notice of such order by 7:30 a.m. Chicago time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the "SEC").

              1.2 The Trust and SFIM agree to make Trust shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC. The Trust shall use reasonable efforts to calculate its net asset values on the days and at the times described in the Trust's prospectus (as of the date hereof, as of the close of the New York Stock Exchange on each day on which the New York Stock Exchange is open for trading, but not on the Friday following Thanksgiving nor on December 26, 1997). Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell shares of any Fund to the Company and the Accounts, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

              1.3 The Trust and SFIM agree that shares of the Trust will be sold to the Company and the Accounts. In addition. shares of the Trust may be sold to other insurance companies affiliated with the Company or their separate accounts. Shares will not be sold to natural persons. Nothing herein shall prohibit the Company from establishing separate accounts or sub-accounts other than the Accounts which purchase shares from investment companies other than the Trust.


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

              1.4 The Company shall pay for the Trust shares in federal funds transmitted by wire on the next Business Day after an order to purchase shares is made in accordance with the provisions of Section 1.1 hereof. For purpose of
Section 2.8, upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust. The amount of redemption proceeds payable pursuant to Section 1.6 may be credited toward any purchase payments due pursuant to this Section 1.4.

              1.5 The Trust agrees to redeem for cash, on the Company's request, any full or fractional shares of the Trust held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Trust for receipt of requests for redemption from Contract owners and receipt by such designee shall constitute receipt by the Trust; PROVIDED, that the Trust receives notice of such request for redemption by 7:30 a.m. Chicago time on the next following Business Day.

              1.6 Payment of redemption proceeds will be in federal funds transmitted by wire on the same Business Day the Trust receives notice of the redemption order from the Company. The Trust reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted by the 1940 Act. If notification of redemption is received after 7:30 a.m. Chicago time, payment for redeemed shares will be made on the next following Business Day. For purpose of Section 2.8, upon receipt by the Company of the federal funds so wired, such funds shall cease to be the responsibility of the Trust and shall become the responsibility of the Company; the Trust will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds. Purchase payments payable pursuant to Section 1.4 may be credited toward any amounts of redemption proceeds due pursuant to this Section 1.6.

              1.7 Unless otherwise determined by the Board, issuance and transfer of the Trust's shares will be by book entry only and share certificates will not be issued to the Company or the Accounts. Shares ordered from the Trust will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.

              1.8 The Trust shall furnish same day notice (by wire or telephone followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Fund shares in additional shares of that Fund. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

              1.9 The Trust or its custodian shall make the net asset value per share for each Fund available to the Company on each Business Day as soon as reasonably practical


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

after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Chicago time.


                                     ARTICLE 2
                           REPRESENTATIONS AND WARRANTIES

              2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, and that the Contracts will be issued, sold, and distributed in material compliance with all applicable state and federal laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Accounts as segregated asset accounts under Illinois law, and that it has registered the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Contracts and that it will maintain such registrations for so long as any Contracts are outstanding. The Company shall amend the registration statements under the 1933 Act for the Contracts and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

              2.2 The Company represents that it believes, in good faith, that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that it will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

              2.3 The Trust and SFIM represent and warrant that Trust shares sold pursuant to this agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in material compliance with the laws of Delaware and all applicable federal and state securities laws. The Trust further represents that it is and shall remain registered under the 1940 Act, and that it shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states, including those states designated by SFIM pursuant to its underwriting agreement with the Trust, only if and to the extent deemed advisable by the Trust.

              2.4 The Trust represents that each Fund of the Trust is currently qualified or will be qualified as a Regulated Investment Company under Subchapter M of the Code and that every effort will be made to maintain such qualification (under Subchapter M or any successor


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or similar provision) and that the Trust will notify the Company orally
(followed by written notice) or by wire immediately upon having a reasonable basis for believing that any Fund of the Trust has ceased to so qualify or that any Fund might not so qualify in the future.

              2.5 The Trust currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. However, if the Trust were authorized to establish a l2b-1 plan, the Trust would undertake to have the Board, of which a majority of trustees are not interested persons, as defined in the 1940 Act, of the Trust, formulate and approve any plan under Rule l2b-1 to finance distribution expenses.

              2.6 The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

              2.7 SFIM represents that it is and shall remain duly registered as an investment adviser and broker-dealer under all applicable federal and state securities laws at all times when it is the Trust's investment adviser and principal underwriter and that it shall perform its obligations for the Trust in material compliance with any applicable state and federal securities laws and NASD rules and regulations relating to broker-dealers.

              2.8 The Trust, SFIM, and the Company each represents and warrants that all of its directors, trustees, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Section 17(g) and Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

                                     ARTICLE 3
                      PROSPECTUS AND PROXY STATEMENTS; VOTING

              3.1 At least annually, the Trust shall, at its expense or at the expense of SFIM, as appropriate, provide the Company, free of charge, with as many copies of the Trust's current prospectus as the Company may reasonably request for distribution to both existing Contract owners and prospective purchasers. If requested by the Company in lieu thereof, the Trust shall provide such documentation (including a final "camera ready" copy of the new prospectus as set in type at the Trust's expense) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Trust is supplemented or amended) to have the prospectus for the Contracts and the Trust's prospectus printed together in one document; the expenses of such printing to be apportioned between the Company and the Trust (or SFIM, if appropriate) in proportion to the number of pages of the Contract and Trust prospectuses, taking account of other relevant factors affecting the expense of printing, such as columns, charts, etc.; the Trust or SFIM will bear the cost of printing the Trust's portion of such document, and the Company will bear the expenses of printing the Accounts' portion of such document.

              3.2 The Trust's prospectus shall state that the Statement of Additional Information ("SAI") for the Trust is available from the Trust. The Trust, at its expense or at the expense of SFIM, as appropriate, shall print and provide the SAI to the Company (or a master of the SAI suitable for duplication by the Company) for any Contract owner or prospective purchaser who requests the SAI. The Company shall provide the SAI to any Contract owner or prospective purchaser who requests it.

              3.3 The Trust (or SFIM, as appropriate), at its expense, shall provide the Company with copies of its proxy material, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

              3.4 The Company shall: (a) solicit voting instructions from Contract owners; (b) vote the Trust shares in accordance with instructions received from Contract owners; and (c) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Fund for which instructions have been received. The Company reserves the right to vote Trust shares held in the Accounts in its own right, to the extent permitted by law.

              3.5 The process of soliciting Contract owners' voting instructions, tabulating votes, and other shareholder voting procedures shall be conducted in accordance with procedures adopted by the Company.

                                     ARTICLE 4
                           SALES MATERIAL AND INFORMATION

              4.1 The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust is named, at least five (5) Business Days prior to its use by the Company. No such material shall be used by the Company if the Trust or its designee object to such use within five (5) Business Days after receipt of such material.

              4.2 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and


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prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust which are in the public domain or approved by the Trust for distribution to Contract owners, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust. The Trust or its designee agrees to respond to any request for approval on a prompt and timely basis.

              4.3 The Trust shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least five (5) Business Days prior to its use by the Trust. No such material shall be used by the Trust if the Company or its designee object to such use within five (5) Business Days after receipt of such material.

              4.4 The Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Accounts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company or its designee agrees to respond to any request for approval on a prompt and timely basis.

              4.5 The Company and the Trust may each request that the other provide at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for "no-action" letters, and all amendments to any of the above, that relate to the Contracts, or to the Trust or its shares, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authority. The Company or Trust shall also each promptly inform the other of the results of any examination by the SEC (or other regulatory authority) that relates to the Contracts, the Trust or its shares, and the party that was the subject of the examination shall provide the other party with a copy of any "deficiency letter" or other correspondence or written report regarding any such examination.

              4.6 For purposes of this Article 4, the phrase "sales literature or other promotional material" means advertisements (defined as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (defined as any written or electronic communication distributed or made generally available to customers or the public that is not an advertisement as defined above, including, but not limited to, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, and reprints or excerpts of any other advertisement, sales literature or published


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article), and educational or training materials or communications distributed or made generally available to some or all agents or employees.

                                      ARTICLE 5
                                 FEES AND EXPENSES

              5.1 No party hereto shall pay any fee or other compensation to any other party hereto pursuant to this agreement, except that if the Trust or any Fund adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then, subject to obtaining any regulatory approvals, the Trust may make payments to the Company, SFIM, or the Company's principal underwriter for the Contracts if and in amounts agreed to by the Trust in writing.

              5.2 Each party shall reimburse each other party for expenses initially paid by such other party but allocated to it in accordance with any allocation of expenses specified in Article 3 hereof.

                                     ARTICLE 6
                      DIVERSIFICATION AND RELATED LIMITATIONS

              6.1 Subject to the Company's obligations under Section 2.2 hereof, the Trust and SFIM each represent and warrant that the Trust will at all times invest its assets in such a manner as to ensure that the Contracts will be treated as annuity, endowment, or life insurance contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust and SFIM will at all times ensure that the Trust complies with Section 817(h) of the Code and Treas. Reg. Section 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.

              6.2 Trust shares will not be sold to any person or entity that would result in the Contracts not being treated as annuity, endowment, or life insurance contracts, in accordance with the statutes and regulations referred to in Section 6.1 hereof.


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                                     ARTICLE 7
                            POTENTIAL MATERIAL CONFLICTS

              7.1 The Board shall monitor each Fund of the Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life policy owners of the Company and/or affiliated companies (collectively, "contract owners") investing indirectly in the Trust. The Trust represents that at all times at least a majority of the trustees of the Trust shall not be interested persons, as defined in the 1940 Act (the "disinterested trustees"). The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Board will give prompt notice of any such determination to the Company.

              7.2 The Company agrees that it will be responsible for reporting any potential or existing conflicts to the Board. The Company also agrees that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to and including: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from the Trust or any Fund and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies; and/or (b) establishing and registering a new management investment company and segregating the assets underlying the Contracts, unless a majority of Contract owners materially adversely affected by the conflict have voted to decline the offer to establish and register a new management investment company.

              7.3 A majority of the disinterested trustees of the Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw each Account designated by the disinterested trustees from investment in the Trust and terminate this agreement within six
(6) months after the Board informs the Company in writing of the foregoing determination: PROVIDED, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

              7.4 The Trust agrees that it will not enter into any participation agreement with a life insurance company affiliated with the Company unless such agreement includes a section substantially identical to this
Article 7.


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                                     ARTICLE 8
                                  INDEMNIFICATION

              8.1    INDEMNIFICATION BY THE COMPANY.

                     (a) The Company agrees to indemnify and hold harmless the Trust and SFIM and each of the Trust's and SFIM's trustees, directors, and officers and each person, if any, who controls the Trust or SFIM within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1), against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:

                            (i)    arise out of or are based upon any untrue
statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished the Company by or on behalf of the Trust or SFIM for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares;

                            (ii)   arise out of or as a result of statements or
representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares;

                            (iii)  arise out of any untrue statement or alleged
untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Trust or SFIM by or on behalf of the Company; or


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

                            (iv)   arise out of or result from any material
breach of any representation and/or warranty made by the Company in this agreement or arise out of or result from any other material breach of this agreement by the Company;

except to the extent provided in Sections 8.1(b) and 8.1(c) hereof.

                     (b) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that failure to notify results in failure of actual notice to the Company and the Company is damaged solely as a result of failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (i) the Company and the Indemnified Party shall have mutually agreed on the retention of such counsel; or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Party from all and against any loss or liability by reason of such settlement or judgment.

                     (c) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust and the Indemnified Parties will provide the Company with all relevant information and documents requested by the Company. For purposes of this Section 8.l(c), the "commencement" of proceedings shall include any informal or formal communications from the SEC or its staff (or the receipt of information from any other persons or entities) indicating that enforcement action by said Commission or staff may be contemplated or forthcoming; this includes any information to the effect that any matter(s) has been referred to the SEC's Division of Enforcement, or that any matter(s) is being discussed with that Division.


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

              8.2    INDEMNIFICATION BY THE TRUST AND SFIM.

                     (a) The Trust and SFIM, in each case solely to the extent relating to such party's responsibilities hereunder, agree to indemnify and hold harmless the Company and each or its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2), against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust and SFIM) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:

                            (i)    arise out of or are based upon any untrue
statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company for use in the registration statement or prospectus for the Trust or in sales literature for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares;

                            (ii)   arise out of or as a result of statements or
representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Trust, or persons under its control) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares;

                            (iii)  arise out of any untrue statement or alleged
untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

                            (iv)   arise out of or result from any material
breach of any representation and/or warranty made by the Trust in this agreement or arise out of or result from any other material breach of this agreement by the Trust (including a failure, whether unintentional or in good faith or otherwise, to comply with the requirements specified in Article 6 of this agreement);

except to the extent provided in Sections 8.2(b) and 8.2(c) hereof.

                     (b) Neither the Trust nor SFIM shall be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust or SFIM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust or SFIM of any such claim shall not relieve the Trust or SFIM from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that failure to notify results in the failure of actual notice to the Trust or SFIM and the Trust or SFIM is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Parties, the Trust and SFIM will be entitled to participate, at their own expense, in the defense thereof. The Trust and SFIM also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust or SFIM to such party of its election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and neither the Trust nor SFIM shall be liable to such party under this agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Trust, SFIM and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include the Trust or SFIM and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Neither the Trust nor SFIM shall be liable for any settlement of any proceeding effected without their written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Trust and SFIM agree to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                     (c) The Indemnified Parties will promptly notify both the Trust and SFIM of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust and the Indemnified Parties will provide the Trust or SFIM with all relevant information and documents requested by the Trust or SFIM, respectively. For purposes of this Section 8.1(c), the "commencement" of proceedings shall include any informal or formal communications from the SEC or its staff (or the receipt of information from any other persons or entities) indicating that enforcement action by said Commission or staff may be contemplated or forthcoming; this includes any information to the effect that any matter(s) has been referred to the SEC's Division of Enforcement, or that any matter(s) is being discussed with that Division.

              8.3 A successor by law of the parties to this agreement shall be entitled to the benefits of the indemnification contained in this Article 8. The indemnification provisions contained in this Article 8 shall survive any termination of this agreement.

                                     ARTICLE 9
                              LIMITATIONS OF LIABILITY

              9.1 LIMITATION OF LIABILITY OF COMPANY. The Company shall give the Trust and SFIM the benefit of the Company's best judgment and efforts in fulfilling its obligations under this agreement; PROVIDED, that the Company shall not be liable for any error of judgment or import of law, or for any loss suffered by the Trust or SFIM in connection with the matters to which this agreement relates, except loss resulting from: (i) willful misfeasance, bad faith or gross negligence on the part of the Company in the performance of its obligations and duties under this agreement; (ii) its reckless disregard of its obligations and duties under this agreement; or (iii) a breach of Section 2.2 of this agreement.

              9.2 LIMITATION OF LIABILITY OF SFIM. SFIM shall give the Trust and the Company the benefit of SFIM's best judgment and efforts in fulfilling its obligations under this agreement; PROVIDED, that SFIM shall not be liable for any error of judgment or import of law, or for any loss suffered by the Trust or the Company in connection with the matters to which this agreement relates, except loss resulting from: (i) willful misfeasance, bad faith or gross negligence on the part of SFIM in the performance of its obligations and duties under this agreement; (ii) its reckless disregard of its obligations and duties under this agreement; or (iii) a breach of Sections 2.4 or 6.1 of this agreement.

              9.3 LIMITATION OF LIABILITY OF TRUST. The Company and SFIM each acknowledge that it has received notice of and accepts the limitations on the Trust's liability as set forth in the Trust's Declaration of Trust, as amended from time to time. In accordance therewith, the Company and SFIM agree that the Trust's obligations hereunder shall be limited to the assets of the Funds, and with respect to each Fund shall be limited to the assets of such Fund, and no party shall seek satisfaction of any such obligation from any shareholder of the Trust, nor from any trustee, officer, employee or agent of the Trust.

                                     ARTICLE 10
                     DURATION AND TERMINATION OF THIS AGREEMENT

              10.1 EFFECTIVE DATE AND TERM. This agreement shall not become effective unless and until it is approved by the Trust's Board. This agreement shall come into full force and effect on the date which it is so approved, provided that it shall not became effective as to any subsequently created Fund until it has been approved by the Board specifically for such Fund.

              10.2   TERMINATION.

                     (a) This agreement shall terminate with respect to one, some, or all the Accounts, or one, some, or all Funds:

                            (i)    at the option of any party upon six months'
advance written notice to the other party;

                            (ii)   at the option of the Company to the extent
that shares of the Funds are not reasonably available to meet the requirements of the Contracts or are not "appropriate funding vehicles" for the Contracts, as determined by the Company reasonably and in good faith; PROVIDED, that prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished by the Company;

                            (iii)  at the option of the Trust upon institution
of formal proceedings against the Company by the SEC or any insurance department or any other regulatory body regarding the Company's duties under this agreement or related to the sale of the Contracts, the operation of the Accounts, or the purchase of the Trust shares;

                            (iv)   at the option of the Company upon institution
of formal proceedings against the Trust or SFIM by the NASD, the SEC, or any state securities or insurance department or any other regulatory body;

                            (v)    at the option of the Company or the Trust
upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Accounts (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares of the Trust in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media; PROVIDED, that the Company will give 30 days' prior written notice to the Trust of the date of any proposed vote or other action taken to replace the Trust's shares; or

                            (vi)   at the option of the Company or the Trust,
upon the other party's material breach of any provision of this agreement.

                     (b) Without limiting the generality of Section 10.l(a)(ii), shares of a Fund would not be "appropriate funding vehicles" if, for example, such shares did not meet the diversification or other requirements referred to in Article 6 hereof, the Fund did not qualify under Subchapter M of the Code, as referred to in Section 2.4 hereof, the investments or investment policies, objectives, and/or limitations of the Fund would impose unanticipated risks on the Company, or if the Company would be permitted to disregard policy owner voting instructions under the 1940 Act or the rules promulgated thereunder.

              10.3 Any notice pursuant to Section 10.1 shall specify the Fund or Funds, Contracts and, if applicable, the Accounts as to which the agreement is to be terminated.

              10.4 It is understood and agreed that the right of any party hereto to terminate this agreement pursuant to Section 10.1(a) may be exercised for cause or for no cause.

              10.5 Except as necessary to implement Contract owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company's assets held in the Accounts), and the Company shall not prevent Contract owners from allocating payments to a Fund that was otherwise available under the Contracts, until thirty (30) days after the Company shall have notified the Trust of its intention to do so.

              10.6 Notwithstanding any termination of this agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Funds pursuant to the terms and conditions of this agreement for all Contracts in effect on the effective date of termination of this agreement (the "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investments under the Contracts, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.


                                     ARTICLE 11
                                      NOTICES

              11.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

              If to the Company:

                     State Farm Life and Accident Assurance Company One State Farm Plaza
                     Bloomington, Illinois 61710-0001
                     Attn:
                            ---------------------------

              If to the Trust:

                     State Farm Variable Product Trust
                     One State Fam Plaza
                     Bloomington, Illinois 61710-0001
                     Attn:
                            -------------------------------

              If to SFIM:

                     State Farm Investment Management Corp.
                     One State Farm Plaza
                     Bloomington, Illinois 61710-0001
                     Attn:
                            -------------------------------


                                     ARTICLE 12
                              MISCELLANEOUS PROVISIONS

              12.1   APPLICABLE LAW.

                     (a) This agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Delaware without regard to conflicts of law principles or precedents.

                     (b) This agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

              12.2 SEVERABILITY. If any provision of this agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this agreement shall not be affected thereby.

              12.3 CAPTIONS. The captions in this agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

              12.4 COUNTERPARTS. This agreement may be executed simultaneously in multiple counterparts, each of which taken together shall constitute one and the same instrument.

              12.5 SCHEDULES. The Schedules attached hereto, as modified from time to time, are incorporated herein by reference and are part of this agreement.

              12.6 COOPERATION WITH AUTHORITIES. Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this agreement or the transactions contemplated hereby.

              12.7 CUMULATIVE RIGHTS. The rights, remedies and obligations contained in this agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

              12.8 AMENDMENTS. This agreement may be amended at any time upon the consent of all of the parties.

              IN WITNESS WHEREOF. the parties hereto have caused this agreement to be executed in their names and on their behalf by their duly authorized officers all on the day and year first above written.

                                        STATE FARM LIFE AND ACCIDENT ASSURANCE
                                        COMPANY



                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        STATE FARM VARIABLE PRODUCT TRUST



                                        By: /s/ Edward B. Rust, Jr.
                                           -------------------------------------
                                        Title:  President
                                              ----------------------------------


                                        STATE FARM INVESTMENT MANAGEMENT CORP.



                                        By: /s/ Roger Joslin
                                           -------------------------------------
                                        Title:  Vice President and Treasurer
                                              ----------------------------------

                                     SCHEDULE A


                       Accounts, Contracts and Funds Subject
                           to the Participation Agreement
                       -------------------------------------

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY VARIABLE ANNUITY SEPARATE
ACCOUNT:

       CONTRACT:            State Farm Variable Deferred Annuity Policy*

       FUNDS:               Money Market Fund**
                            Large Cap Equity Index Fund**
                            Small Cap Equity Index Fund**
                            International Equity Index Fund**
                            Bond Fund**
                            Stock and Bond Balanced Fund**

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY VARIABLE LIFE SEPARATE ACCOUNT:

       CONTRACT:            State Farm Variable Universal Life Insurance Policy*

       FUNDS:               Money Market Fund**
                            Large Cap Equity Index Fund**
                            Small Cap Equity Index Fund**
                            International Equity Index Fund**
                            Bond Fund**
                            Stock and Bond Balanced Fund**




--------------------

*      After effectiveness of registration statement for the Contract.

**     After effectiveness of registration statement for the Fund.